Exhibit 10.1
AMENDMENT NO. 1
TO
INTERCOMPANY SERVICES AGREEMENT

This AMENDMENT NO. 1 to the INTERCOMPANY SERVICES AGREEMENT (this “First Amendment”), is made effective as of February 12, 2021 (the “Effective Date”), by and between Chewy Pharmacy KY, LLC, a Delaware limited liability company (the “Company”), and Chewy, Inc., a Delaware corporation (the “Service Provider”). Each party hereto may be referred to in this First Amendment as a “Party” or, collectively, the “Parties.” Capitalized terms used and not defined in this First Amendment shall have the meanings set forth in the Agreement (as defined below).
WHEREAS, the Company and the Service Provider executed that certain Intercompany Services Agreement dated as of July 2, 2018 (the “Agreement”); and
WHEREAS, the Parties now desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:
1.The First Amendment will be effective as of the Effective Date.
2.Section 6.2 of the Agreement will be amended and restated as follows:
“6.2 Compliance. The Company will cooperate with Service Provider’s efforts to maintain compliance with the Regulatory Requirements.”
3.A new Section 10 to the Agreement shall be added as follows:
“10. Indemnification. Service Provider agrees to defend, hold harmless, and indemnify Company, its parent, PetSmart LLC, PetSmart LLC’s subsidiaries and its and their respective successors, assigns, directors, officers, stockholders, members, employees, and agents (collectively, the “Company Representatives”), from and against any and all claims, actions, liabilities, damages, losses, fines, penalties, costs, and expenses, including reasonable attorneys’ fees (collectively referred to as “Claims”), actually or allegedly, directly or indirectly, arising out of (i) any breach of this Agreement caused by Service Provider or a Service Provider Representative (as defined below) or (ii) the violation of any applicable law or regulation by Service Provider or a Service Provider Representative in connection with Service Provider’s provision of the Services. Notwithstanding the foregoing, Service Provider shall not be liable for any special, indirect, consequential or punitive damages in connection with any Claim, except to the extent the Company is required to pay such damages pursuant to an order by a court or regulator.
Company agrees to defend, hold harmless, and indemnify Service Provider, its subsidiaries and its and their respective successors, assigns, directors, officers, stockholders, members, employees, and agents (collectively, the “Service Provider Representatives”), from and against any and all Claims, actually or allegedly, directly or indirectly, arising out of any breach of this Agreement caused by a Company Representative who is not also an officer or employee of the Service Provider. Notwithstanding the foregoing, Company shall not be liable for any special, indirect, consequential or punitive damages in connection with any Claim, except to the extent the Service Provider is required to pay such damages pursuant to an order by a court or regulator.”
4.Except as specifically modified in this First Amendment, the Agreement shall remain unchanged and in full force and effect.

5.If any term contained in this First Amendment conflicts with any term contained in the Agreement or any previously executed amendment, the term contained in this First Amendment shall prevail.
6.This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.
7.The Parties acknowledge that they have read this First Amendment and agree to be bound by its terms. The Parties further agree that the First Amendment constitutes the entire agreement between the Parties with respect to the subject matter therein.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective duly authorized officers or representatives, as of the date first written above.
CHEWY PHARMACY KY, LLC

By:	/s/ Alan M. Schnaid
Alan M. Schnaid
EVP and CFO

CHEWY, INC.

By:	/s/ Susan Helfrick
Susan Helfrick
General Counsel